Exhibit 4.2

[Sample Legend for Seed Units]

For Value Received,                             hereby sell,  assign and transfer unto                                                                                                                                                                                                   Units represented by the within Certificate, and do hereby irrevocably  constitute and appoint                               , Attorney, to transfer the said Units on the books of the within named Company, with full power of substitution in the premises.

Dated                                           , 20

In presence of

THE UNITS REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN THE COMPANY’S SEED CAPITAL ROUND IN CONSIDERATION OF A CAPITAL CONTRIBUTION OF ONE DOLLAR ($1.00) PER UNIT. ACCORDINGLY, THE UNITS HAVE DIFFERING ECONOMIC ENTITLEMENTS AND ALLOCATIONS OF TAXABLE GAIN AS COMPARED TO UNITS ISSUED IN CONSIDERATION OF TWO DOLLARS ($2.00) PER UNIT. EACH UNIT IS SUBJECT TO THE SPECIAL ALLOCATION OF UP TO ONE DOLLAR ($1.00) OF GAIN UNDER SECTION 3.3(J)(II) OF THE COMPANY’S MEMBER CONTROL AGREEMENT, AND IF THE GAIN AVAILABLE FOR ALLOCATION IS LESS THAN ONE DOLLAR ($ 1.00) PER UNIT, THE LIQUIDATING DISTRIBUTION ENTITLEMENT OF THE HOLDER OF THESE UNITS WILL BE LESS THAN THE ENTITLEMENTS OF THOSE UNITS THAT WERE ORIGINALLY ISSUED IN CONSIDERATION OF A CAPITAL CONTRIBUTION OF TWO DOLLARS ($2.00) PER UNIT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS OTHER THAN MINNESOTA. THE UNITS MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS TO THEIR SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT AS SET FORTH IN THE COMPANY’S OPERATING AND MEMBER CONTROL AGREEMENT. SAID RESTRICTIONS PROVIDE, AMONG OTHER THINGS, THAT NO VENDEE, TRANSFEREE, ASSIGNEE, OR ENDORSEE OF A MEMBER SHALL HAVE THE RIGHT TO BECOME A MEMBER WITHOUT THE CONSENT OF THE COMPANY’S BOARD, WHICH CONSENT MAY BE GIVEN OR WITHHELD IN THE SOLE AND ABSOLUTE DISCRETION OF THE BOARD.